Exhibit 99.1
Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141
November 5, 2012 FOR IMMEDIATE RELEASE	Company Contact Jacqueline E. Burwitz Vice President, Investor Relations 314-985-2169

ENERGIZER HOLDINGS, INC. DECLARES DIVIDEND
FOR FIRST QUARTER OF FISCAL 2013

ST. LOUIS, November 5, 2012. Energizer Holdings, Inc. (NYSE: ENR) announced that its Board of Directors has declared a dividend for the first quarter of its fiscal 2013 of $0.40 per share of Common Stock, payable on December 12, 2012 to all shareholders of record as of the close of business on November 20, 2012.

About Energizer:
Energizer Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer goods company operating globally in the broad categories of personal care and household products. Energizer's Personal Care Division offers a diversified range of consumer products in the wet shave, skin care, feminine care and infant care categories. Our portfolio includes well established brand names such as Schick(R) and Wilkinson Sword(R) men's and women's shaving systems and disposables; Edge(R) and Skintimate(R) shave preparations; Playtex(R) tampons, gloves and infant feeding products; Banana Boat(R) and Hawaiian Tropic(R) sun care products and Wet Ones(R) moist wipes. Energizer's Household Products Division offers consumers the broadest range of portable power solutions, anchored by our universally recognized Energizer(R) and Eveready(R) brands.

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